Exhibit 99.3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-KSB/A

Annual Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934

☒ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For Fiscal Year Ended December 31, 2006

Commission File # 000-51060

UNIVERSAL FOG, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

86-0827216
(IRS Employer Identification Number)

1808 South 1st Avenue
Phoenix, AZ 85003
(Address of principal executive offices)(Zip Code)

(602) 254-9114
(Registrant’s telephone no., including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class Name of each exchange on which registered

Common Stock	OTCBB
Preferred Stock	None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value
(Title of class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.   Yes ☐    No ☐

Indicate by check mark whether the registrant is a shell company as defined in Rule12b-2 of the Exchange Act.   Yes ☐    No ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B not contained in this form, and no disclosure will be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.   ☐

Revenues for year ended December 31, 2006: $842,139.

Aggregate market value of the voting common stock held by non-affiliates of the registrant as of March 20, 2007, was: $1,866,150.

Number of shares of the registrant’s common stock outstanding as of March 20, 2007 is: 38,692,300.

Our Transfer Agent is Interwest Transfer Company, Inc.

PART I

ITEM 1. DESCRIPTION OF BUSINESS

Universal Fog, Inc. was incorporated in the state of Arizona on July 11, 1996 and was the successor of the business known as Arizona Mist, Inc. which began in 1989. On May 9, 2005, Universal Fog, Inc. entered into a Stock Purchase Agreement and Share Exchange (effecting a reverse merger) with Edmonds 6, Inc. (Edmonds 6) and its name was changed to Universal Fog, Inc. (hereinafter referred to as either UFI or the Company). Edmonds 6 was incorporated on August 19, 2004 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Pursuant to this agreement, Universal Fog, Inc. (which has been in continuous operation since 1996) became a wholly owned subsidiary of Edmonds 6.

The Company began manufacturing systems for outdoor cooling in Arizona and quickly expanded to distribute throughout the United States. As the Company grew, so did the need for more efficient, more effective, and higher quality commercial grade products.

All Universal Fog, Inc. high pressure fog systems are custom designed and manufactured for each specific application. We incorporate three different types of tubing in our systems enabling us to comply with nearly any design requirement. Our low profile 3/8” flexible nylon tubing utilizes our patented SLIP-LOK brass fittings allowing extreme versatility and easy installation. The use of 3/8” high-pressure nitrogenized copper is aesthetically very pleasing and enables us to conceal our mist lines behind walls, such as stucco, and meet certain building code requirements. In addition, we also produce systems using 3/8” stainless steel tubing, though copper systems are recommended, providing one of the most extensive product selections in the industry.

The concept is inherent in nature, such as water vapor, clouds, and fog, which manifest due to the earth’s environment. Universal Fog, Inc. high pressure fog systems can create the same environment where and when you want it. Using normal tap water and pressurizing it to 800 PSI with our high-pressure pump modules, we force water through a series of patented brass and stainless steel nozzles creating a micro-fine mist or “fog”. With droplets ranging in size from 4 - 40 microns, the fog flash evaporates, removing unwanted heat in the process. Temperature drops up to 400 are typical in situations where high heat and low humidity exist.

The concept of fog and its benefits have been in use for over 50 years. While most commonly known for cooling, fog can be used for a variety of applications.

Principal Products and Services

Universal Fog’s primary product is a misting system which consists of a high pressure pump assembled to specifications, mistline which comes in the form of nylon, copper or stainless steel which varies in length, various fittings for these systems and spray nozzles. This primary product is adapted to various specific applications including direct mount to homes, lighting fixtures, fog fans, umbrellas and others. Universal Fog performs the majority of the installations directly on site. The markets for these products follow:

Cooling Systems & More
The concept of fog and its benefits has been in use for over 50 years. While most commonly known for cooling, fog can be used for a variety of applications.

Textiles, Knitting, and Weaving
Maintain fiber moisture content, increase fiber tensile strength, reduce yarn breakage, control lint and cotton fly, reduce static electricity.

Furniture and Woodworking
Maintain wood moisture content; control warping, shrinking, splitting, delaminating, and glue joint separation; reduce dust control problems.

Printing and Paper
Control static electricity, improve ink performance, control dimensional stability of paper, achieve higher production speeds, keep ink from drying on rollers.

Power Generation
Increase gas turbine output with cooler inlet air; remove dust from air stream with less pressure drop than filters.

Dust Control and Air Scrubbing
Super-small fog droplets are very effective for scrubbing dust and chemicals from air streams.

Painting and coating
Control air conductivity for electro-static painting and coating, improve application of water-based paints.

Odor control
Atomize emollients for odor reduction at waste treatment plants, livestock, or waste facilities.

Food Processing
Cool cooked foods before packaging. Humidify bread at rising stage.

Cement curing
Humidifies without wetting to prevent leaching or cracking and create a stronger product.

Special Effects
Mimic smoke, rain forests and swamp effects, and use in place of haze for lasers or lighting; add to fountains.

Cooling
Fog systems for cooling can lower temperatures up to 350F. When used with fans, temperatures can be reduced by as much as 450F, which is ideal for outdoor patios, dairies, poultry houses, hog farms, etc...

Humidity in greenhouses
Humidify propagation and storage areas for plants or vegetables. Apply insecticides and preservatives.

Product Distribution

Our products are distributed directly to consumers through the installation process. Universal Fog also distributes its products through exclusive and non-exclusive distributors and resellers which in turn perform product installs for final customer use. A small percentage of systems are purchased direct by the consumer as kits which get installed by the consumer or a local contractor. Typically these systems are of the nylon type.

Competitive Landscape

Universal Fog competes against several competitors both locally and nationally. Some are OEM’s while others are distributors. As is the case with many home improvement industries such as roofing, landscaping or HVAC, a consumer which is in the market for a misting system will obtain several quotations from 3 or 4 local misting companies prior to choosing a supplier. This business to consumer market is very price sensitive. The business to business market is less price sensitive. In this market, Universal Fog competes more on product offerings, quality, brand recognition, and reputation in the industry. Universal Fog has positioned itself as a higher cost, higher benefit competitor.

Customer Concentration

We work directly with the end consumers whenever we perform installs. Because of this, UFI will have a new customer for each product produced resulting in hundreds of new customers per year. As UFI continues to develop its distribution base, the number of customers that we deal with directly will decrease. It is our intention to deal more with landscapers, distributors, contractors and OEM’s in the future. Due to the substantial number of customers that UFI deals with we are not dependent on any single customer or group of customers.

Distributors

UFI has granted one exclusive distributor for the territory of Texas and Louisiana. All of our other distributors are independent and non-exclusive. We are seeking to expand our exclusive distributorships in the future. We have no franchises at this time.

RISK FACTORS RELATED TO OUR BUSINESS

Our Future Success Is Dependent, In Part, On the Performance and Continued Service of Our Managers and Officers.

We are presently dependent to a great extent upon the experience, abilities and continued services of our managers and officers. The loss of services of any of the management staff could have a material adverse effect on our business, financial condition or results of operation. Our ability to grow the business is dependent on the managers and other key staff. We currently do not carry key man insurance on any of our officers or directors. Specifically, the loss of our misting expert, Tom Bontems, would substantially reduce our ability to create new products and consequently could inhibit our growth potential.

We Have a History of Operating Losses.

Universal Fog, Inc. has a history of operating losses and there can be no assurance that this trend will be reversed. Should this trend not be reversed, it will materially adversely affect investors by not allowing the company to declare and pay dividends and may ultimately cause the Company to go out of business.

Our Stock Trades on the OTCBB and is Illiquid.

We have our stock listed on a national exchange, but there can be no assurance that an active market will ever develop in our stock. The limited market liquidity for our stock may affect your ability to sell at a price that is satisfactory to you.

Tom Bontems will be able to Significantly Affect our Management and Operations, Acting in his Best Interests and not Necessarily those of Other Stockholders.

Tom Bontems owns approximately 64.7% of our common stock. In all events, Mr. Bontems will be in a position to significantly affect, and fully control, UFI, the election of its directors, and its general affairs. In addition, he may exercise his ability to decide matters requiring a stockholder vote in a manner that advances his best interests, not necessarily those of our other stockholders.

Our Business is Seasonal in Nature.

The nature of the misting business is seasonal. Customers are more likely to purchase misting systems in the spring and summer than the fall and winter. This seasonality may affect our cash flow and inhibit our ability to market our products in a consistent manner.

Our Products have been Linked to a Potential Increase in the Likelihood of Contracting Legionnaires Disease.

Several studies have been conducted that link the breathing of mistified air with the contracting of Legionnaires Disease. None of these studies have been conclusive; however, there have been some suggestions that there is a correlation. In the event that studies show a stronger link, or the public perception of potential harm increases, our sales could suffer.

A Market for our Products may Fail to Fully Develop, or a Large Enough Market may not Exist to Support our Expansion Plans.

We believe that the misting business is still in its relative infancy. However, the risk exists that the market as a whole will not grow substantially. If that is the case, we will face increased competition and may not be able to grow as rapidly as we would like.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSION, ROYALTY PAYMENTS, AND DURATION.

We have two patents which are used in the general course of our business. They are as follows:

US Patent Registration No. 5,441,202, entitled “Misting system with improved couplers.” This patent allows Unifog to disperse mist through nozzles which are integrated into a locking T coupler. The rights to this patent are shared with the co-inventor.

US Patent Registration No. 6,772,967, entitled “Misting nozzle.” This patent allows Unifog to create systems utilizing nozzles which come apart and are easy to clean, which is an important feature in our industry.

We have no registered trademarks at this time.

Licenses

Universal Fog has and keeps current licenses for plumbing, subcategory misting both residential and commercial.

Royalties

UFI does not pay any royalties at this time; however, we do employ a commission structure to provide incentive to our sales force.

Labor Contracts

We have no contracts with our non-union labor force and no contracts with any of our management or support staff.

Governmental Regulation / Environmental Impacts

Although there exists no formal regulations for Universal Fog products or services that we are aware of we seek UL and /or TUV recognition on some of our products under a voluntary basis. To our knowledge there are no proposed or contemplated governmental regulations pending that would affect us directly or indirectly. The effects of existing environmental regulations pose negligible costs of compliance to our business.

R&D Activities

We estimate that R&D activities have cost the company $3,767 during the past year. Such R&D costs primarily arose from labor with little costs in materials.

Foreign Sales

Sales outside of the United States accounted for 12% of sales in 2005, and have accounted for 22% of sales in 2006. Nearly all of these sales were executed through independent distributors and sales representatives in foreign countries.

Market Opportunities

Our goal is to satisfy any outdoor or warehouse cooling needs, humidification needs, dust and odor control needs, or other requirements using only the highest quality materials and the experience of 15 years in the industry.

While the Company feels its current business is sufficient to sustain operations, the Company’s management believes that there currently exists a significant market opportunity for misting systems and therefore it is a very good time to seek aggressive expansion opportunities. With our current product line and patents we feel that we can penetrate markets not usually sought after by the misting crowd. While our commercial and residential sales are strong, there also exist some large vertical sales opportunities that we will pursue. The Company’s Research and Development efforts allow us to further develop unique positions. Tom Bontems, our Research and Development leader, has successfully sold misting and fogging products he has created to major corporations, and has built brand equity for the Company in doing so. It is critical that the company build a sales force to deliver these products to the market.

NUMBER OF EMPLOYEES

As of December 31, 2006, we have 12 full-time employees including Tom Bontems, and no part-time employees. We have had a very good relationship with our employees, some of whom have been employed since inception.

ITEM 2. DESCRIPTION OF PROPERTY

Offices

Our principal executive offices are located at 1808 South 1st Avenue, Phoenix, Arizona 85003. Our telephone numbers are (602) 254-9114 and (800) 432-6478.

On January 3, 2005, our majority stockholder, Tom Bontems, contributed as additional paid in capital the land, office and manufacturing facilities located at 1808 South First Avenue, Phoenix, Arizona to UFI. Because this transaction is one between entities under common control, these facilities were recorded into our books and records at Mr. Bontems’ historical cost, less previously recorded depreciation and amortization, of $401,117. These facilities are security for a note payable. The note payable bears interest at 8.4% per annum, contains no restrictions or debt covenants, and provides for monthly principal and interest payments of $1,443 through May 30, 2011, at which time the remaining principal and all accrued interest shall be due and payable. The property was transferred to UFI subject to the existing first mortgage and only that portion of the cost in excess of the mortgage was considered as additional paid in capital. Mr. Bontem’s basis was determined by the original price paid for the facilities and receipts and invoices for repairs and remodeling completed to make the property serviceable, less depreciation and amortization of $38,866 previously recorded by Mr. Bontems. The building contains 6700 square feet divided into 2100 square feet of office space and 4600 square feet of assembly and warehouse space. The building is constructed of concrete block for the exterior and warehouse space and standard office construction in the office area, with carpet and tile floors and suspended acoustic ceiling. The office facilities are heated and air conditioned.

The original purchase price paid by Mr. Bontems was $274,000, of which, $87,997 was allocated to land. Materials and labor necessary to bring the property to a serviceable condition amounted to $165,983 for a total original cost less depreciation and amortization of $38,866 previously recorded by Mr. Bontems, arriving at a total amount transferred of $401,117. Improvements included a metal security fence, new roof, construction of offices, addition of paved parking and driveway, HVAC, electrical and plumbing facilities in the offices and additional storage and warehouse facilities. Additional Paid In Capital was increased by $250,562 representing the amount of the asset less the then mortgage payable assumed.

The building basis less the land allocation is being depreciated over a 40 year useful life and the fence and parking improvements are being depreciated over a 10 year useful life.

We believe that our current office space is sufficient for our current needs and that additional space is available should we require additional office space.

ITEM 3. LEGAL PROCEEDINGS

In the normal course of our business, we may periodically become subject to various lawsuits.

On January 16, 2005, Brian Hahn, COO, presented a proposed employment contract for Board of Directors approval. The Board, by unanimous vote, declined to approve the contract and part of a cost containment process, terminated Mr. Hahn’s services to the Company. Mr. Hahn filed suit in the Superior Court, Maricopa County, (No. CV2006-002259) alleging a contractual violation and requesting cash damages of $63,453.36 and common stock in the amount of 3,458,295 shares. On March 22, 2007, UFI reached a settlement agreement with Brian Hahn. The settlement agreement provides that Mr. Hahn receive 1,900,000 restricted shares of UFI’s common shares and be awarded warrants to purchase an addition 2,000,000 restricted common shares at $0.125 per share. The cost of the 1,900,000 shares has been reflected in the Company’s consolidated statement of operations for the year ended December 31, 2006 by an addition to the accrued loss contingency of $82,398. The shares were valued at $95,000 which is the fair value of the shares reflected by the closing bid price on the Over the Counter Bulletin Board on March 22, 2007.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Not Applicable.

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Subsequent to the date of these financial statements, our common stock began trading on the Over the Counter Bulletin Board under the symbol UFOG.OB. Trading has been sporadic and has ranged from a high of $0.50 per share to a low of $0.06 per share.

As of the date of this filing, there have been no options to purchase our common stock issued. There are also shares that are currently eligible for resale under Rule 144 of the Securities Act. There are an aggregate of 38,692,300 shares of our common stock that are issued and outstanding of which 15,557,800 were registered in the recently completed SB-2 registration statement. As of December 31, 2006, there are a total of 69 holders of our common stock and one holder of our preferred stock.

DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

We are authorized to issue 300,000,000 shares of common stock, $.0001 par value per share. As of the date of this filing, 38,692,300 common shares were issued and outstanding. Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted on by the owners thereof at meetings of Universal Fog shareholders. The holders of common shares do not have cumulative voting rights, which meansthat the holders of more than 50% of such outstanding common shares can elect all of the directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $.0001 par value per share. As of the date of this filing, 4,000,000 shares of preferred stock were issued and outstanding. The preferred shares are convertible to common stock on a one-for-one basis at the option of the holder, are secured by the commercial building located at 1808 South 1stAvenue, Phoenix, Arizona. The holders of the preferred shares have the right to survive any recapitalization, and in the event of liquidation, these shares also allow the holder to exchange the shares for the UFI office and manufacturing facilities. The preferred shares do not have any preferential dividend or voting rights. 4,000,000 preferred shares were issued to Tom Bontems as compensation for the patents which were transferred to the Company.

ITEM 6.  MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

FORWARD LOOKING STATEMENTS

The information contained in this section should be read in conjunction with the Selected Financial Data and our Financial Statements and notes thereto appearing elsewhere in this 10KSB. The 10KSB, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations, contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. Words such as “anticipates”, “expects”, “intends”, plans”, “believes”, “seeks”, and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including without limitation (1) any future economic downturn could impair our customers’ ability to pay our invoices and increase our non-performing receivables, (2) a contraction of available credit and/or an inability to access the equity markets could impair our activities, (3) interest rate volatility could adversely affect our results, (4) the risks associated with the possible disruption in the Company’s operations due to terrorism and (5) the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission, including our Form 10-KSBs, Form 10-QSBs and Form 8-Ks. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be incorrect. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Annual Report should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Annual Report.

Critical Accounting Policies

Financial Reporting Release No. 60, which was released by the Securities and Exchange Commission (the “SEC”), encourages all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. The Company’s consolidated financial statements include a summary of the significant accounting policies and methods used in the preparation of the consolidated financial statements. Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

Use of Estimates — Management’s discussion and analysis or plan of operation is based upon the Company’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates these estimates, including those related to allowances for doubtful accounts receivable and long-lived assets. Management bases these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management must determine at what point in the sales process to recognize revenue. We recognize revenue when title passes to the purchaser or when installation is complete and the customer is invoiced. Early or improper revenue recognition can affect the financial statements. We have established credit policies which, we believe will eliminate or substantially lower our uncollectible accounts receivable; however, management must make judgments regarding when and if to classify a receivable as uncollectible and this may affect the financial statements. The timing of purchase and the depreciation policies for property and equipment may affect the financial statements. Advertising costs can be deferred or may not be properly allocated to the proper accounting period and this can affect the financial statements.

We review the carrying value of property and equipment for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Effective January 1, 2006, we adopted the provisions of SFAS No. 123(R), “Share-Based Payment,” under the modified prospective method. SFAS No. 123(R) eliminates accounting for share-based compensation transactions using the intrinsic value method prescribed under APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and requires instead that such transactions be accounted for using a fair-value-based method. Under the modified prospective method, we are required to recognize compensation cost for share-based payments to employees based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied. During the year ended December 31, 2006, we did not make any payments by issuing shares of our common stock. If we had made any share- based payments, these shares would have been issued at the fair value of the shares at the date of issuance.

For periods prior to adoption, the financial statements are unchanged, and the pro forma disclosures previously required by SFAS No. 123, as amended by SFAS No. 148, will continue to be required under SFAS No. 123(R) to the extent those amounts differ from those in the Statement of Operations.

Comparison of the Years Ended December 31, 2006 and 2005

Revenues. Revenues for the year ended December 31, 2006 were $842,139 compared to $747,064 for the year ended December 31, 2005. The increase in revenues in 2006 was due to increased awareness of our products in the Phoenix area due to the addition of an outside sales person, the addition of a 50 inch fan to our product line, and purchases by a new distributor located in Houston, Texas.

Cost of Sales. Cost of sales for the year ended December 31, 2006 were $417,583, compared to $334,399 for the year ended December 31, 2005. This increase is the result of higher revenues compared to 2005.

Operating Expenses. Operating expenses for the year ended December 31, 2006 were $495,180 compared to $776,249 for the year ended December 31, 2005. Selling and marketing expenses decreased to $12,148 during 2006 from $51,932 for 2005 due to promotional costs allocated to the new distributor that were not needed in 2006. Compensation decreased from $302,253 in 2005 to $171,513 in 2006 due to cost reduction initiatives undertaken by the Company. General and Administrative expenses decreased from $422,064 in the year ended December 31, 2005 to $311,519 in 2006. This decrease was due to costs associated with becoming a reporting company which include additional professional services such as legal, accounting and auditing which were spent during 2005 but were not needed in 2006. The primary components were legal fees representing the purchase of Edmonds 6, Inc. and the audit for the years ended December 31, 2004 and 2003, respectively and the 5 months ended May 31, 2005 and accounting, review, and legal services for quarterly filings and the SB-2 filings. Additional cost during 2005 included the purchase of the Sundown Distributorship for common stock.

Depreciation and Amortization. Depreciation and amortization are included in General and Administrative expenses. For the year ended December 31, 2006, these costs were $21,666, compared to $18,041 for the year ended December 31, 2005.

Liquidity and Capital Resources. We funded our cash requirements for the year ended December 31, 2006 through operations and $40,972 from the sale of treasury stock, $10,000 from the sale of common stock and the sale of one surplus truck for 13,000. The Company does not have any material commitments for capital expenditures as of the date of this report. Management believes sufficient cash flow from operations and the sale of additional common stock will be available during the next twelve months to satisfy its short-term obligations.

Cash decreased by $35,103 during the year ended December 31, 2006. During 2005, cash increased by $40,496. During the year ended December 31, 2006, our operating expenses were increased due to expenses related to the SB-2 filing, primarily accounting and attorney fees which gave UFI negative cash flow from operations of $71,729 and cash flow from investing and financing of $36,626 giving UFI a net cash decrease of $35,103.

Recent Sales of Unregistered Securities. In April 2005 UFI raised $68,322 through the sale of 2,000,000 shares of its common stock at a price of $0.05 per share for a total of $100,000 with the balance of $38,678 being a subscription receivable. In May 2005 UFI raised $35,000 through the sale of 140,000 shares of its common stock at a price of $0.25 per share. In August 2005 UFI raised $214,700 through the sale of 858,800 shares of its common stock at a price of $0.25 per share. All of these shares were issued under exemptions from the Federal Securities Laws in accordance with Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”).

During the month of May 2005, UFI also issued 540,000 shares of its common stock to Doyle Powell in exchange for the extinguishment of debt in the amount of $135,000. Such shares were issued under exemption from registration in accordance with Section 4(2) of the Securities Act.

During the months of May 2005 through August 2005 UFI issued an aggregate of 513,500 shares of its common stock in exchange for services rendered on behalf of UFI by certain third parties. This total was comprised of an aggregate of 54,500 shares of its common stock to its employees in exchange for services rendered on behalf of UFI. UFI also issued 40,000 shares to members of its Board of Directors as 2005 Director Compensation and 384,000 shares were issued to Vincent & Rees for attorneys’ fees. An additional 35,000 shares were issued as commissions. All of these shares were issued under exemption from registration in accordance with Section 4(2) of the Securities Act.

In May 2005, we issued 4,000,000 shares of preferred stock, convertible into common stock on a one-for-one basis at the option of the holder, Tom Bontems, in exchange for his contribution of certain patents to the Company, as referenced in Exhibit 2.4 to this Registration Statement. Such shares were issued under exemption from registration in accordance with Section 4(2) of the Securities Act.

No form of general solicitation or advertising was utilized by UFI at any time with respect to any of the sales of UFI stock.

“Going Concern Opinion”. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, and ultimately to attain positive cash flows from operations and profits. Due to the costs of becoming a reporting company, our monthly costs were higher than anticipated. Since January 1, 2006, we have taken steps to lower our monthly operating costs and are currently incurring cash expenses in the amount of approximately $40,000 per month for all operations, of which fixed costs account for approximately $24,000. We anticipate cash expenditures of approximately $480,000 for the year ended December 31, 2007. Management is continuing to seek additional equity capital to fund its various activities and as part of a capital procurement plan, filed a form SB2 registration statement with the SEC on October 5, 2005 to sell 4,000,000 shares of its stock to the public. The filing is currently effective and will expire on June 30, 2006. Management has also eliminated or reduced unnecessary costs

These events raise doubt as to our ability to continue as a going concern. The report of our independent registered public accounting firm, which accompanied our financial statements for the year ended December 31, 2006, was qualified with respect to that risk. In order to continue as a going concern, we must raise additional funds as noted above and ultimately achieve profit from our operations.

ITEM 7. FINANCIAL STATEMENTS

Our consolidated financial statements and the report of the independent registered public accounting firm appear beginning on page F-1 of this report.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT. IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our directors, executive officers and key employees and their respective ages and positions are set forth below. Biographical information for each of those persons is also presented below. Our executive officers are appointed by our Board of Directors and serve at its discretion.

MANAGEMENT

Directors and Executive Officers

The following table sets forth, as of December 31, 2006 the names and ages of all of our directors and executive officers and all positions and offices held. Each director will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Name	Age	Position
Tom A. Bontems	47	President, CEO and CFO, Chairman of Board of Directors
Teri Foster	40	Director
Jack C. Robinson	64	Director
Hall E. Ewing	55	Director and Secretary

The board of directors has appointed an audit, compensation, and disclosure committee consisting of the three independent board members. The audit committee does not have a named financial expert but will contract with an outside party to provide this service.

Family Relationships

There are no family relationships between and among any of our directors or executive officers.

Business Experience

The following summarizes the occupation and business experience during the past five years for our officers and directors.

TOM A. BONTEMS. President Universal Fog, Chairman BOD Universal Fog, incorporated Universal Fog in 1996. Prior to 1996, Mr. Bontems was the President and Founder of Arizona Mist which was incorporated in 1989 and was built into a $5MM business which was sold to Orbit Sprinklers. As a result of the sale of Arizona Mist to Orbit Sprinklers, the high pressure division known as Universal Fog was spun off directly to Mr. Bontems. At this point, Universal Fog, Inc. was created as a stand alone company. Mr. Bontems is an expert in the field of misting, high pressure spray and water handling and nozzle technologies. Further expertise lies in the fields of cotton production management, dairy cow, chicken, hog and horse management. Mr. Bontems also founded ACE Curb and Stone which specializes in stone and masonry construction in the Phoenix area. Additionally, Mr. Bontems founded Peek A Boo Bottoms with the granting of a patent in the field of apparel. Several other patents are held in the high pressure spray industry.

TERI FOSTERis a Private Mortgage Banker at Wells Fargo Home Mortgage in Houston, Texas. Through Private Mortgage Banking, Mrs. Foster provides specialized services for individuals with substantial financial resources. She offers home financing options anywhere in the United States. Mrs. Foster maintains a limited number of alliances with real estate and financial professionals. In so doing, she is able to cultivate mutually beneficial relationships that help to grow businesses. Over the last fifteen years, Mrs. Foster has worked in various roles in the financial/mortgage industry. These roles have included being a branch manager, underwriter, loan closer, credit officer, and a loan officer. Mrs. Foster is an active member of the following organizations: HAR (Houston Association of Realtors) and ABWA (American Business Women’s Association).

JACK C. ROBINSONis a semi-retired owner of commercial property and a storage facility in Gilbert Arizona. He was the founder of RV Interiors in 1985, which developed slide out rooms for recreational vehicles. Mr. Robinson sold RV Interiors in 2001. Mobile home manufacturing, sales, marketing and property development are Mr. Robinson’s forte. To that end he has held positions in industry ranging from Sales Representative to Ombudsman of the mobile home dealers to advisory board member to General Manager. In addition, he owned his own mobile home dealership which he expanded to 3 locations in the San Diego area and subsequently sold.

Mr. Robinson is skilled in sales and marketing and has invoked the use of unusual promotional tactics to increase sales. He also has experience in TV and print advertising.

HALL E. EWING, MA, is the owner of C&P Marketing Inc., a wholesale computer business in Tempe, Arizona, as well as Ocean Cellular, a prepaid phone company. Mr. Ewing received a BS in Physical Education from Towson State University and an MA from the University of South Florida with ongoing post graduate work at the Arizona State University in Education Administration as well as at the Phoenix College for Business. Mr. Ewing has worked in such roles as teacher, high school administrator, leader of sales at Computerland of Arizona, and supporter of Special Olympics programs.

Employment Agreements/Terms of Office

No members of the Board of Directors or members of the management team presently have employment agreements with us.

ITEM 10. EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation paid by the Company for services rendered during the periods indicated.

Name and Principal Position	Year(s)	Annual Salary	Repayment of Advances, net

Tom Bontems, CEO and President	2006	$6,587	$23,191

Hall Ewing, Director and Secretary	2006	N/A	N/A

Compensation of Directors

The Company’s standard arrangement for compensation of directors for any services provided as Director, including services for committee participation or for special assignments is compensation in the form of restricted stock awards. Each non employee director was not compensated with shares of restricted common stock for services performed during 2006.

We have adopted a Code of Ethics governing the conduct of our officers, directors and employees, a copy of which is attached as Exhibit 14.1 hereto.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of December 31, 2006, regarding the beneficial ownership of our common stock, Preferred Stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of each such class, (ii) by each director, the chief executive officer and each of the other executive officers that were paid more than $100,000 during the last fiscal year, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

Except as otherwise stated, the mailing address for each person identified below is 1808 South 1stAve., Phoenix, AZ 85003.

Name	Class	Shares Beneficially Owned	Percent of Class

Tom Bontems	Common	23,560,000	60.95%

Tom Bontems	Preferred	4,000,000	100.00%

Dennis McKee	Common	8,960,000	23.18%

KwikTax, Inc.	Common	1,200,000	3.10%

Alsan, LLC	Common	1,200,000	3.10%

Teri Foster	Common	50,000	*

Hall Ewing	Common	74,800	*

Jack Robinson	Common	10,000	*

* Less than 1%

(1) Percentage of beneficial ownership is based on 38,692,300 fully diluted shares of common stock outstanding as of December 31, 2006.
(2) Directors and Officers as a group hold 55.46% of the common stock outstanding as of December 31, 2006.
(3) Dennis McKee served as an unpaid advisor to Tom Bontems for several years and in that capacity has provided him with advice, counsel, and on numerous occasions, has referred business to UFI. For these past services, Mr. McKee was awarded 8,000,000 shares of restricted common stock. In a private placement, Mr. McKee committed $100,000 in exchange for 2,000,000 shares of restricted common stock with certain registration rights.
(4) The preferred stock is convertible into common stock on a one for one basis.

ITEM 12.CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 3, 2005, our majority stockholder, Tom Bontems, contributed as additional paid in capital the land, office and manufacturing facilities located at 1808 South First Avenue, Phoenix, Arizona to UFI. Because this transaction is one between entities under common control, these facilities were recorded into our books and records at Mr. Bontems’ historical cost of $401,117. These facilities are security for a note payable to Heritage Bank, which was also transferred to and assumed by UFI.

Additionally, Mr. Bontems entered into an agreement whereby he assigned certain patent rights to UFI in exchange for 4,000,000 shares of the Company’s convertible preferred stock (see “Description of Capital Stock”). These patent rights were also recorded at Mr. Bontems’ historical cost of $50,218.

In May 2005, Mr. Richard Neussler was paid a cash fee of $36,000 by Mr. Bontems in exchange for services performed in connection with the Stock Purchase Agreement and Share Exchange Agreement by and among Edmonds 6, Inc., and Universal Fog, Inc.

At January 1, 2004, the Company owed its majority stockholder $88,304 from advances, net of repayments, made in prior years. During the years ended December 31, 2005 and 2004, additional advances of $4,647 and $0, respectively, were made and the Company repaid $36,901 and $7,876 of these advances. The advances are unsecured, non-interest bearing and due upon demand as funds are available.

Also, at January 1, 2004, the Company owed another stockholder $143,626 from advances, net of repayments, made in prior years. During the years ended December 31, 2004 and 2004, the Company repaid $9,920 and $4,282, respectively, of these advances. The advances were unsecured and payable with interest at 5.0% in monthly payments of $1,406 through March 2015. On May 30, 2005, the outstanding advances totaling $129,424 were repaid through the issuance of 540,000 common stock shares. The balance of the indebtedness included $129,424 of principal plus $5,576 of expense reimbursement for a total of $135,000 at $0.25 per share resulting in 540,000 shares of common stock.

ITEM 13.CONTROLS AND PROCEDURES

Annual Evaluation of Controls.  As of the end of the period covered by this annual report on Form 10-KSB, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures ("Disclosure Controls"). This evaluation (“Evaluation”) was performed by our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, Thomas Bontems (“Bontems”).  In this section, we present the conclusions of Bontems based on and as of the date of the Evaluation with respect to the effectiveness of our Disclosure Controls.

CEO/CFO/Principal Accountant Certification.  Attached to this annual report are certain certifications of the CEO/CFO/Principal Accountant, which are required in accordance with the Exchange Act and the Commission's rules implementing such section (the "Rule 13a-14(a)/15d–14(a) Certifications"). This section of the annual report contains the information concerning the Evaluation referred to in the Rule 13a-14(a)/15d–14(a) Certifications. This information should be read in conjunction with the Rule 13a-14(a)/15d–14(a) Certifications for a more complete understanding of the topic presented.

Disclosure Controls. Disclosure Controls are procedures designed with the objective of ensuring that information required to be disclosed in our reports filed with the Commission under the Exchange Act, such as this annual report, is recorded, processed, summarized and reported within the time period specified in the Commission's rules and forms. Disclosure Controls are also designed with the objective of ensuring that material information relating to us is made known to the CEO and the CFO by others, particularly during the period in which the applicable report is being prepared.

Limitations on the Effectiveness of Controls. Our management does not expect that our Disclosure Controls will prevent all error and all fraud. A control system, no matter how well developed and operated, can provide only reasonable, but not absolute assurance that the objectives of the control system are met.  Further, the design of the control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their design and monitoring costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of a system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated objectives under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or because the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Scope of the Evaluation. The CEO/CFO/Principal Accountant’s evaluation of our Disclosure Controls included a review of the controls' (i) objectives, (ii) design, (iii) implementation, and (iv) the effect of the controls on the information generated for use in this quarterly report. In the course of the Evaluation, the CEO/CFO/Principal Accountant sought to identify data errors, control problems, acts of fraud, and they sought to confirm that appropriate corrective action, including process improvements, was being undertaken. This type of evaluation is done on a quarterly basis so that the conclusions concerning the effectiveness of our controls can be reported in our quarterly reports on Form 10-QSB and annual reports on Form 10-KSB. The overall goals of these various evaluation activities are to monitor our Disclosure Controls, and to make modifications if and as necessary.  Our intent in this regard is that the Disclosure Controls will be maintained as dynamic systems that change (including improvements and corrections) as conditions warrant.

Conclusions. Based upon the Evaluation, our disclosure controls and procedures are designed to provide reasonable assurance of achieving our objectives. Our CEO/CFO/Principal Accountant has concluded that our disclosure controls and procedures are effective at that reasonable assurance level to ensure that material information relating to the Company is made known to management, including the CEO/CFO/Principal Accountant, particularly during the period when our periodic reports are being prepared, and that our Internal Controls are effective at that assurance level to provide reasonable assurance that our financial statements are fairly presented inconformity with accounting principals generally accepted in the United States. Additionally, there has been no change in our Internal Controls that occurred during our most recent fiscal quarter or fiscal year that has materially affected, or is reasonably likely to affect, our Internal Controls.

ITEM 14. AUDIT AND RELATED FEES

During the year ended December 31, 2006, the following audit and related fees were paid to Turner Stone & Company, LLP. There were no tax or other fees paid.

Audit Fees	$23,045
Audit Related Fees	$36,939

ITEM 15.EXHIBITS

Unless otherwise noted, all exhibits have been previously filed.

Exhibit No.	Description
2.1
Stock Purchase Agreement dated as of April 8, 2005 between Richard Neussler and Tom Bontems, incorporated herein by reference, filed as an exhibit to the Company’s Current Report on Form 8-K on April 14, 2005, file number 000-51060.

2.2
Stock Purchase Agreement and Share Exchange dated as of May 9, 2005 between the Company and Universal Fog Inc. and the shareholders of Universal Fog, incorporated herein by reference, filed as an exhibit to the Company’s Current Report on Form 8-K on May 12, 2005, file number 000-51060.

2.3
Agreement dated as of January 3, 2005 between Tom Bontems and Universal Fog, Inc. regarding the property located at 1808 South 1stAvenue, Phoenix, AZ, incorporated herein by reference, filed as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form SB-2 on January 27, 2006, registration number 333-128831.

2.4	Agreement dated as of January 3, 2005 between Tom Bontems and Universal Fog, Inc. regarding certain patents.
3.1	Certificate of Incorporation, incorporated herein by reference, filed as an exhibit to the Company’s Registration Statement on Form 10-SB on December 1, 2004, file number 000-51060.
3.2	Bylaws, incorporated herein by reference, filed as an exhibit to the Company’s Registration Statement on Form 10-SB on December 1, 2004, file number 000-51060.
14.1	Code of Ethics (attached hereto)
31.1	Certification of Chief Executive Officer Pursuant to the Securities Exchange Act of 1934, Rules 13a-14 and 15d-14 as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer Pursuant to the Securities Exchange Act of 1934, Rules 13a-14 and 15d-14 as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certification Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
99.1	Turner, Stone & Company audit report and audited financial statements of the Company

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

Universal Fog, Inc.

By:	/s/ Tom Bontems
Tom Bontems
Chief Executive Officer
Principal Accounting Officer

Dated:	February 19, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Tom Bontems	Chief Executive Officer,	February 19, 2008
Tom Bontems	Principal Accounting Officer and
Director

/s/ Sun, Xin	Chairman, Chief Financial Officer,	February 19, 2008
Sun, Xin	Treasurer and Director

Exhibit 14.1

UNIVERSAL FOG, INC.
CODE OF ETHICS

This Universal Fog, Inc. Code of Ethics (this “Code”) applies to all officers, directors and employees of Universal Fog, Inc. (the “Company”).  The Company expects all of its officers, directors and employees to act in accordance with the highest standards of personal and professional integrity in all aspects of their activities, to comply with all applicable laws, rules and regulations, to deter wrongdoing and abide by the policies and procedures adopted by the Company.

Accordingly, you agree to:

(a)	Engage in and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(b)
Avoid conflicts of interest and to disclose to the Chairman of the Nominating and Corporate Governance Committee of the Company (or, if none, to the Board of Directors) any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

(c)
Take all reasonable measures to protect the confidentiality of non-public information about the Company and their customers obtained or created in connection with your activities and to prevent the unauthorized disclosure of such information unless required by applicable law or regulation or legal or regulatory process;

(d)
Produce full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and other regulators and in other public communications made by the Company;

(e)	Comply with applicable governmental laws, rules and regulations, as well as the rules and regulations of self-regulatory organizations of which the Company is a member; and

(f)	Promptly report any possible violation of this Code of Ethics to the Chairman of the Nominating and Corporate Governance Committee of the Company.

You are prohibited from directly or indirectly taking any action to fraudulently influence, coerce, manipulate or mislead the Company’s independent public auditors for the purpose of rendering the financial statements of the Company or its subsidiaries misleading.

You understand that you will be held accountable for your adherence to this Code of Ethics. Your failure to observe the terms of this Code may result in disciplinary action, up to and including termination of employment.  Violations of this Code may also constitute violations of law and may result in civil and criminal penalties for you and/or the Company.

You are encouraged to contact the Chairman of the Nominating and Corporate Governance Committee of the Company when in doubt about, or if you have any questions regarding, the best course of action in a particular situation.  You are also encouraged to report violations of laws, rules regulations or this Code to the Chairman of the Nominating and Corporate Governance Committee of the Company, including, but not limited to, any concerns you have regarding the Company concerning fraud, accounting, internal accounting controls or auditing matters. You may choose to remain anonymous in reporting any possible violation of this Code.  The Company will not allow retaliation against anyone for reports made in good faith.

You should communicate any suspected violations of this Code promptly to the Chairman of the Nominating and Corporate Governance Committee of the Company. Violations will be investigated by the Board of Directors of the Company or by persons designated by the Board of Directors of the Company, and appropriate disciplinary action will be taken in the event of any violations of this Code, including termination of employment or, in the case of any director, refusal by the Nominating and Corporate Governance Committee (or the entire Board of Directors or another committee performing a similar function) to nominate such director for re-election if such director has not been previously terminated for cause.

Any waiver of this Code for any director or executive officer may be made only by the Board of Directors of the Company and must be disclosed either on a Current Report on Form 8-K within the period required by that Form 8-K or in any other manner permitted by the Securities and Exchange Commission or any securities exchange.

YOUR PERSONAL COMMITMENT TO THE UNIVERSAL FOG, INC.
CODE OF ETHICS

I acknowledge that I have received and read the Universal Fog, Inc. Code of Ethics, dated December 2007, and understand my obligations as an officer, director and/or employee to comply with the Code of Ethics.

I understand that my agreement to comply with the Code of Ethics does not constitute a contract of employment.

Please sign here: __________________________         Date:  ________________

Please print your name:  ____________________

This signed and completed form must be returned to your manager or designated human resources professional.

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL ACCOUNTING OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

I, Tom Bontems, certify that:

1.	I have reviewed this Annual Report on Form 10-KSB/A of Universal Fog, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods present in this report;

4.
The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13-a-15(f) and 15d-15(f)) for the small business issuer and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principals;

c)
Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the small business issuer’s internal control over financing reporting that occurred during the small business issuer’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.
The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involved management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

By:	/s/ Tom Bontems
Tom Bontems
Chief Executive Officer and Principal Accounting Officer

Dated:	February 19, 2008

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report On Form 10-KSB/A of Universal Fog Inc. for the Year Ended December 31, 2006, I, Tom Bontems, Chief Executive Officer and Principal Accounting Officer of Universal Fog Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report on Form 10-KSB/A for the period ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10- KSB/A for the period ended December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of Universal Fog Inc.

By:	/s/ Tom Bontems
Tom Bontems
Chief Executive Officer and Principal Accounting Officer

Dated:	February 19, 2008

Exhibit 31.2

CERTIFICATION OF CHAIRMAN, CHIEF
FINANCIAL OFFICER AND TREASURER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

I, Sun, Xin, certify that:

1.	I have reviewed this Annual Report on Form 10-KSB/A of Universal Fog, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods present in this report;

4.
The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13-a-15(f) and 15d-15(f)) for the small business issuer and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principals;

c)
Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the small business issuer’s internal control over financing reporting that occurred during the small business issuer’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.
The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involved management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

By:	/s/ Sun, Xin
Sun, Xin
Chairman, Chief Financial Officer and Treasurer

Dated:	February 19, 2008

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report On Form 10-KSB/A of Universal Fog Inc. for the Year Ended December 31, 2006, I, Sun, Xin, Chairman, Chief Financial Officer and Treasurer of Universal Fog Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report on Form 10-KSB/A for the period ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10- KSB/A for the period ended December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of Universal Fog Inc.

By:	/s/ Sun, Xin
Sun, Xin
Chairman, Chief Financial Officer and Treasurer

Dated:	February 19, 2008

Exhibit 99.1

The following audited financial statements as of December 31, 2006 are set forth on the pages indicated below:

Page

Report of Independent Registered Public Accounting Firm	F - 2

Consolidated Balance Sheets	F - 3

Consolidated Statements of Operations	F - 4

Consolidated Statements of Stockholders’ Equity	F - 5

Consolidated Statements of Cash Flows	F - 6 to F - 7

Notes to Consolidated Financial Statements	F - 8 to F - 13

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders Universal Fog, Inc. and Subsidiary
Phoenix, Arizona

We have audited the accompanying consolidated balance sheet of Universal Fog, Inc. and Subsidiary (the Company) as of December 31, 2006, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Universal Fog, Inc. and Subsidiary at December 31, 2006 and the consolidated results of their operations and cash flows for the above referenced periods in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recent operating losses, has an accumulated deficit at December 31, 2006 and has negative working capital, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants
April 10, 2007

Turner, Stone & Company, L.L.P. Accountants and Consultants
12700 Park Central Drive, Suite 1400
Dallas, Texas  75251
Telephone: 972-239-1660 /Facsimile: 972-239-1665
Web site: turnerstone.com

UNIVERSAL FOG, INC.
AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2006

Assets

Current assets:
Cash	$9,756
Accounts receivable, net of allowance for doubtful accounts of $15,517	68,225
Inventory	158,830
Other assets	980
Total current assets	237,791

Property and equipment, net of accumulated depreciation of $123,615	420,520

Patent rights, net of $2,952 accumulated amortization	45,298

703,609

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable, trade	137,885
Accrued expenses and other	122,049
Current portion of long term note payable	5,184
Total current liabilities	265,118

Long Term Liabilities:
Advances from stockholders	24,983
Note payable, net of current portion	134,273
Total long term liabilities	159,256

Total Liabilities	424,374

Commitments and contingencies (Note 5)

Stockholders’ equity:
Convertible preferred stock, $.0001 par value, 10,000,000 shares authorized, 4,000,000 shares issued and outstanding	400
Common stock, $.0001 par value, 300,000,000 shares authorized, 38,692,300 shares issued and outstanding	3,869
Additional paid-in capital	915,904
Accumulated deficit	(640,938
Total stockholders’ equity	279,235

Total liabilities and stockholders’ equity	$703,609

The accompanying notes are an integral part of the consolidated financial statements.

UNIVERSAL FOG, INC.
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

Sales, net of returns	$842,139	$747,064

Cost of sales	417,583	334,399

Gross profit	424,556	412,665

Operating expenses:

Compensation expense	171,513	302,253
Advertising and marketing	12,148	51,932
General and administrative expense	311,519	422,064

Total operating expenses	495,180	776,249

Loss from operations	(70,624	(363,584)

Interest expense	12,528	18,274

Settlement of lawsuit (Note 8)	82,398	-

Loss before provision for income taxes	(165,550)	(381,858

Provision for income taxes	-	-

Net Loss	$(165,550)	$(381,858

Net income (loss) per share:

Basic	$(0.00)	$(.01)

Weighted average common shares outstanding	38,652,300	36,531,329

The accompanying notes are an integral part of the consolidated financial statements.

UNIVERSAL FOG, INC.
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Preferred Stock		Common Stock		Additional
	Shares	Amount	Shares	Amount	Paid In Capital	Stock Subscribed	Accumulated Deficit	Treasury Stock	Total

Balance December 31, 2004	-	-	100,000	1,000	-	-	(93,530)	-	(92,530)

Contribution of property/equipment, net of related note payable, as additional paid in capital	-	-	-	-	250,562	-	-	-	250,562

Common stock issued for services and cancellation of original shares	-	-	(65,600)	(656)	34,056	-	-	-	33,400

Reverse merger with Edmonds 6, Inc.	-	-	34,365,600	3,096	(3,096)	-	-	-	-

Issuance of preferred stock for patent rights	4,000,000	400	-	-	49,818	-	-	-	50,218

Issuance of common stock in private placement for cash	-	-	998,800	100	249,600	-	-	-	249,700

Issuance of common stock for cash		-	2,000,000	200	99,800	(51,500)	-	-	48,500

Issuance of common stock in repayment of advances from stockholder	-	-	540,000	54	129,370	-	-	-	129,424

Issuance of common stock for services	-	-	513,500	51	43,524	-	-	-	43,575

Issuance of common stock for distributorship rights	-	-	200,000	20	49,980	-	-	-	50,000

Stock subscription collected	-	-	-	-	-	12,822	-	-	12,822

Repurchase of 300,000 shares common stock	-	-	-	-	-	38,678	-	(38,678	-

Net loss	-	-	-	-	-	-	(381,858	-	(381,858

Balance December 31, 2005	4,000,000	400	38,652,300	3,865	903,614	-	(475,388	(38,678	393,813

Issuance of treasury stock shares for cash at $.1366 per share	-		-	-	2,294	-	-	38,678	40,972

Issuance of common stock shares for cash at $.25 per share	-		40,000	4	9,996	-	-	-	10,000

Net loss	-	-	-	-	-	-	(165,550)	-	(165,550)

Balance December 31, 2006	4,000,000	$400	38,692,300	$3,869	$915,904	$-	$(640,938	$-	$279,235

The accompanying notes are an integral part of the consolidated financial statements.

UNIVERSAL FOG, INC.
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

Cash flows from operating activities:
Net loss	$(165,550)	$(381,858)

Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	21,666	16,152
Provision for uncollectible accounts	17,055	9,724
Gain on sale of asset	(2,125)	-
Common stock issued for services	-	126,975
Loss contingency accrual	82,398	-
Changes in operating assets and liabilities:
Accounts receivable, trade	30,883	(23,764)
Inventory	(12,901	(107,508
Other assets	(980)	-
Accounts payable, trade	23,429	86,320
Accrued expenses	(31,494)	68,454
Net cash used in operating activities	(71,729)	(205,505)

Cash flows from investing activities:
Purchase of equipment	(316)	(22,225)
Repayment of employee advances	-	1,000
Sale of equipment	13,000	-
Net cash provided by (used in) investing activities	12,684	(21,225)

Cash flows from financing activities:
Proceeds from issuance of common stock	10,000	311,022
Proceeds from sale of treasury stock	40,972	-
Repayment of note payable	(3,839	(7,260)
Advances from stockholders	22,086	3,746
Repayment of stockholder advances	(45,277)	(40,282)
Net cash provided by financing activities	23,942	267,226

Net decrease in cash	(35,103)	40,496

Cash at beginning of year	44,859	4,363

Cash at end of year	$9,756	$44,859

The accompanying notes are an integral part of the consolidated financial statements.

UNIVERSAL FOG, INC.
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Supplemental Cash Flows Disclosures

	2006	2005

Interest paid	$12,528	$18,274

Income taxes paid	$-	$-

Non-Cash Investing and Financing Activities

	2006	2005

Contribution of property and equipment, net of related note payable, as additional paid in capital	$-	$250,562

Common stock issued for services	$-	$76,975

Preferred stock issued for patent rights	$-	$50,218

Common stock issued in repayment of advances from stockholder	$-	$129,424

Common stock issued to purchase distributorship rights	$-	$50,000

The accompanying notes are an integral part of the consolidated financial statements.

UNIVERSAL FOG, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and operations

Universal Fog, Inc. was incorporated in the state of Arizona on July 11, 1996 and was the successor of the business known as Arizona Mist, Inc. which began in 1989. On May 9, 2005, Universal Fog, Inc. entered into a Stock Purchase Agreement and Share Exchange (effecting a reverse merger) with Edmonds 6, Inc. (Edmonds 6) and its name was changed to Universal Fog, Inc. (hereinafter referred to as either UFI or the Company). Edmonds 6 was incorporated on August 19, 2004 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Pursuant to this agreement, Universal Fog, Inc. (which has been in continuous operation since 1996) became a wholly owned subsidiary of Edmonds 6.

The Company manufactures misting systems for outdoor cooling in Arizona and distributes its products to commercial and residential customers throughout the United States

Principles of consolidation and basis of presentation

The accompanying consolidated financial statements include the general accounts of the Company, a Delaware corporation formerly Edmonds 6, Inc. (see above), and its wholly owned Arizona subsidiary, also named Universal Fog, Inc. All material intercompany transactions, accounts and balances have been eliminated in the consolidation.

For financial reporting purposes the reverse merger with Edmonds 6 (see above) has been treated as a recapitalization of UFI with Edmonds 6 being the legal survivor and UFI being the accounting survivor and the operating entity. That is, the historical financial statements prior to May 9, 2005 are those of UFI and its operations, even though they are labeled as those of the Company. Retained earnings of UFI related to its operations, is carried forward after the recapitalization. Operations prior to the recapitalization are those of the accounting survivor, UFI and its predecessor operations, which began July 11, 1996. Upon completion of the reverse merger, the financial statements became those of the operating company, with adjustments to reflect the changes in equity structure and receipt of the assets and liabilities of UFI.

The consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered an operating loss and it has a net working capital deficit and it has substantially no cash. These conditions, among others, give rise to substantial doubt about the Company’s ability to continue as a going concern. Management is continuing to seek additional equity capital to fund its various activities and as part of a capital procurement plan, filed a Form SB2 registration statement with the SEC on October 5, 2005 to sell 4,000,000 shares of its stock to the public. The filing is currently effective and will expire on June 30, 2007. Management has also eliminated or reduced unnecessary costs. However, there is no assurance that steps taken by management will meet the Company’s needs or that it will continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash flows

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and it believes it is not exposed to any significant credit risks affecting cash. None of the Company’s cash is restricted.

For purposes of the consolidated statements of cash flows, cash includes demand deposits, time deposits, short-term cash equivalent investments with original maturities of less than three months and cash management money market funds available on a daily basis.

Revenue recognition

The Company extends unsecured credit to its customers from the retail and wholesale sales of its products. All products are shipped F.O.B. the Company’s facilities. Typical credit policies may include a one-half of total cost deposit prior to shipping for domestic shipments and one hundred per cent payment prior to shipping for international shipments. Shipping and handling costs, which are separately billed to customers, are not material and are reflected in the accompanying consolidated financial statements along with revenues. The Company’s fog systems are custom designed and manufactured for each specific application on a project-by-project basis to the general public, construction contractors, agricultural and industrial users, and wholesale to approved distributors. Each system is either competitively bid or individually negotiated resulting in a fixed contractual sales price. Revenue is recognized after delivery and/or installation occurs and upon acceptance by the customer. In the rare instance where collection is not reasonably assured, revenue is not recognized until collection is reasonably assured.

UNIVERSAL FOG, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)
We grant our customers the right to return products which they do not find satisfactory, or where installation problems, if any, occur. In the rare instance where we have an unsatisfactory installation, we complete whatever changes are necessary to satisfy the customer at our expense. Upon sale, we evaluate the need to record a provision for product return based on our historical experience, economic trends and changes in customer demand.

Accounts receivable and doubtful accounts

The Company’s accounts receivable are unsecured and generally represent sales on a net 30-day basis to customers located throughout the United States. With the exception for amounts reserved for doubtful collectibility, management believes it is not exposed to any significant credit risks affecting accounts receivable and that these accounts are fairly stated at estimated net realizable amounts. At December 31, 2006, accounts receivable are reflected in the accompanying consolidated financial statements net of an allowance for doubtful accounts totaling $15,517. The allowance represents management’s estimate of those receivables that might not be collectible based on the Company’s historical collection experience.

Inventory

Inventory consists primarily of raw materials used in the manufacture of misting products and finished goods held for resale. Inventory is stated at the lower of cost, determined using the first-in, first-out method, or net realizable value (market).

At December 31, 2006, inventories are comprised of the following components.

2006

Raw materials	$22,556
Work in progress	8,055
Finished goods	128,219
$158,830

Property and equipment

Property and equipment, including that contributed by the Company’s majority stockholder as additional capital (Notes 4 and 6), is stated at cost less accumulated depreciation. Depreciation of property and equipment is being provided by the straight-line method over estimated useful lives of three years for computer equipment, five and seven years for vehicles, furniture and fixtures, and shop equipment, ten years for parking lot improvements and forty years for building. During the year ended December 31, 2006, depreciation expense totaled $18,714. At December 31, 2006, property and equipment was comprised of the following.

2006

Land	$87,997
Building	313,120
Parking lot improvements	23,971
Machinery and equipment	67,946
Transportation equipment	32,091
Furniture and fixtures	19,010
544,135
Less accumulated depreciation	(123,615)
$420,520

Goodwill and intangible assets

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after June 15, 2001. Under these standards, goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives.

On May 9, 2005, the Company was assigned the rights to two patents developed by Mr. Bontems, the Company’s controlling stockholder, in exchange for the issuance of 4,000,000 convertible preferred stock shares (Notes 2 and 6). Because this transaction is one between entities under common control, the patent rights are carried on the Company’s general accounts at their historical cost to Mr. Bontems pursuant to SFAS No. 141 and Staff Accounting Bulletin No. 48.

UNIVERSAL FOG, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

The patents rights are being amortized using the straight-line method over their remaining estimated lives of approximately six and sixteen years. For the year ended December 31, 2006, amortization expense related to these patent rights totaled $2,952. For each of the next five years, management estimates amortization of these patent rights to approximate $3,000.

Impairment or disposal of long lived assets

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long Lived Assets.This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and long-lived assets and certain identifiable intangibles to be disposed of. The Company periodically evaluates, using independent appraisals and projected undiscounted cash flows, the carrying value of its long-lived assets and certain identifiable intangibles to be held and used whenever changes in events or circumstances indicate that the carrying amount of assets may not be recoverable. In addition, long-lived assets and identifiable intangibles to be disposed of are reported at the lower of carrying value or fair value less cost to sell. During the year ended December 31, 2006, the Company identified no impairment of its intangibles and recognized no losses on other long-lived assets related to its misting operations.

Advertising costs

Advertising costs consist primarily of magazine advertising, sales catalogues and promotional brochures. Magazine advertising is charged to expense over the period the advertising takes place and other advertising costs are charged to expense over the periods expected to be benefited, which is generally not more than twelve months. For the years ended December 31, 2006, advertising expense totaled $12,148.

Net loss per share

Basic loss per share amounts are computed by dividing the net loss by the weighted average number of common stock shares outstanding. For the years ended December 31, 2006, basic loss per share amounts is based on 38,652,300 weighted-average number of common stock shares outstanding.

Diluted income/loss per share amounts reflect the maximum dilution that would have resulted from the issuance of common stock through potentially dilutive securities. Other than the convertible preferred stock (Note 2), the Company does not have any convertible securities, outstanding options or warrants that could potentially dilute the earnings of its common stockholders. Diluted loss per share amounts are computed by dividing the net income/loss (the preferred shares do not contain dividend rights) by the weighted average number of common stock shares outstanding plus the assumed issuance of the convertible preferred stock.

For the year ended December 31, 2006, no effect has been given to the assumed conversion of the convertible preferred stock shares as the effect would be antidilutive.

For the year ended December 31, 2006, no effect has been given to the assumed conversion of the convertible preferred stock shares as the effect would be antidilutive.

Stock based incentive program

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employeesand amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard was effective for the Company in the quarter ended March 31, 2006. The Company does not believe that the adoption of this standard will have a material impact on its consolidated financial statements.

Fair value of financial instruments

In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this Statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of cash, accounts receivable and accounts payable approximate their carrying amounts due to the short maturity of these instruments. The estimated fair value of the note payable and advances from stockholders also approximates their carrying values because their terms are comparable to similar lending arrangements in the marketplace. At December 31, 2006, the Company did not have any other financial instruments.

Recent accounting pronouncements

During the year ended December 31, 2006, there were several new accounting pronouncements issued by the Financial Accounting Standards Board (FSAB) the most recent of which was Statement on Financial Accounting Standards (SFAS) No. 154, Accounting Changes and Error Corrections. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.

UNIVERSAL FOG, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

Research and development

The Company expenses research and development expenses as they are incurred. During the year ended December 31, 2006, these expenses amounted to $3,767.

2.         CAPITAL STRUCTURE DISCLOSURES

The Company’s capital structure is complex and consists of a series of convertible preferred stock and a general class of common stock. The Company is authorized to issue 310,000,000 shares of stock with a par value per share of $.0001, 10,000,000 of which have been designated as preferred shares and 300,000,000 of which have been designated as common shares.

Convertible preferred stock

On May 9, 2005, the Company issued 4,000,000 preferred stock shares to its majority common stockholder in exchange for the assignment of two patent rights (Notes 1 and 6). These shares are convertible into the Company’s common stock at the option of the holder any time after one year from the date of issuance. Each share of convertible preferred stock is convertible into one share of common stock. In the event of liquidation, these shares also allow the holder to exchange the shares for the Company’s office and manufacturing facilities (Notes 1 and 6). In addition, the shares will survive and not be affected by any recapitalization, reorganization or reverse stock split.

Common stock

Each common stock share contains one voting right and contains the rights to dividends if and when declared by the Board of Directors.

Treasury stock

The Company made a private placement to a shareholder where the shareholder purchased 2,000,000 shares of the Company’s common stock for $100,000 or $0.05 per share.

$48,500 was tendered at the time of purchase and $12,822 was paid through payment of an outstanding invoice leaving a subscription receivable balance due of $38,678. The share certificate was tendered prior to the receipt of the remaining funds.

On December 5, 2005, in a negotiated transaction, the shareholder tendered 300,000 common stock shares in exchange for the remaining balance of the subscription receivable in the amount of $38,678. These shares were recorded as Treasury Stock in the amount of $38,678.

During the first quarter of 2006, the Company sold 300,000 shares of treasury stock for an aggregate amount of $40,972.

Stock options, warrants and other rights

As of December 31, 2006, the Company had not adopted any employee stock option plans and no other stock options, warrants or other stock rights have been granted or issued.

3.         RISKS AND UNCERTAINTIES

The Company operates in a highly specialized industry. The concept is inherent in nature, such as water vapor, clouds and fog, which occur due to the earth’s environment. Universal Fog, Inc.’s high pressure fog systems can create the same environment where and when you want it. Using normal tap water and pressurizing it to 800 PSI with our high-pressure pump modules, we force water through a series of patented brass and stainless steel nozzles creating a micro-fine mist or “fog”. With droplets ranging in size from 4 - 40 microns, the fog flash evaporates, removing unwanted heat in the process. Temperature drops up to 400 Fahrenheit are typical in situations where high heat and low humidity exist.

The concept of fog and its benefits have been in use for over 50 years. While most commonly known for cooling, fog can be used for a variety of applications.

These products are marketed outside the United States, which subjects the Company to foreign currency fluctuation risks. During the years ended December 31, 2006, foreign sales represented approximately 22%.

UNIVERSAL FOG, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

4.         BORROWINGS

The Company’s borrowings consist of a note payable and interest bearing advances payable to a stockholder (Note 6).

The note payable was assumed by the Company on January 3, 2005 when the land, office and manufacturing facilities were contributed to the Company as additional paid in capital by the Company’s majority stockholder (Notes 1 and 6). On March 29, 2006, the Company received approval of a refinancing of this mortgage. The new note bears interest at 350 basis points over the five year Treasury Rate, has a term of five years and principal and interest is payable monthly based on a fifteen year amortization. The note is guaranteed by Tom and Steffani Bontems. The Company and the guarantors are required to submit annual tax returns, the Company’s annual audited financial statements, quarterly Company prepared financials and personal financial statements of the guarantors. No financial covenants were required by the Lender. The following is a schedule of future maturities required over the next five years under the terms of the above note payable:

Principal Due

2007	$5,184.00
2008	$5,639.00
2009	$6,135.00
2010	$6,674.00
2011	$117,579.00

At January 1, 2006, UFI owed its majority stockholder, Tom Bontems, $48,174 from advances, net of repayments, made in prior years. During the year ended December 31, 2006, additional advances of $22,086, were made and $45,277, of advances were repaid. The advances are unsecured, non-interest bearing and due upon demand as funds are available.

5.         COMMITMENTS AND CONTINGENCIES

Leases

At December 31, 2006, the Company was not obligated under any capital or operating lease agreements.

Legal matters

The Company is subject to legal proceedings that arise in the ordinary course of business.

On January 16, 2005, Brian Hahn, Chief Operating Officer, presented a proposed employment contract for the Board of Directors approval. The Board, by unanimous vote, declined to approve the contract and, as part of a cost containment process, terminated Mr. Hahn’s services to the Company. Mr. Hahn filed suit alleging a contractual violation and requesting cash damages of $63,453 and common stock in the amount of 3,458,295 shares. As of December 31, 2005, the Company accrued a loss contingency of $12,602 relating to this matter. As of December 31, 2006, an additional loss contingency of $82,398 has been accrued to reflect a settlement agreement which was reached on March 22, 2007. (See Note 8)

6.           RELATED PARTY TRANSACTIONS

Stockholders

On January 3, 2005, the Company’s majority stockholder contributed as additional paid in capital the land, office and manufacturing facilities located at 1808 South First Avenue, Phoenix, Arizona to the Company. Because this transaction is one between entities under common control, these facilities were recorded into the Company’s books and records at the stockholder’s historical cost of $401,117. These facilities are security for a note payable (Note 4), which was also transferred to and assumed by the Company, in the amount of $150,555 resulting in a net amount of contributed capital of $250,562.

Additionally, the Company’s majority stockholder entered in to an agreement whereby he assigned certain patent rights to the Company in exchange for 4,000,000 shares of the Company’s convertible preferred stock (Note 2). These patent rights were also recorded at the stockholder’s historical cost of $50,218.

At January 1, 2006, the Company owed its majority stockholder $48,174 from advances, net of repayments, made in prior years. During the year ended December 31, 2006, additional advances of $22,086 were made and the Company repaid $45,277 of these advances. The advances are unsecured, non-interest bearing and due upon demand as funds are available.

UNIVERSAL FOG, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

7.         INCOME TAXES

The Company accounts for corporate income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, future tax benefits, such as those from net operating loss carry forwards, are recognized to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Prior to the Company’s merger with Edmonds 6, Inc. (Note 1), the Company was treated for federal and state income tax reporting purposes as an S corporation whereby its income/loss was taxed directly to its stockholder and corporate level income taxes were not paid. After May 9, 2005, the Company was no longer treated as an S corporation and is subject to federal and state income taxes. As of December 31, 2006, the Company has a net operating loss attributable to the period from May 9, 2005 through December 31, 2006 of approximately $633,697 available to offset future taxable income, which will expire in 2026.

A reconciliation of income tax expense at the statutory federal rate of 34% to income tax expense at the Company’s effective tax rate for each of the years ended December 31, 2006 and 2005 is as follows.

2006

Tax benefits computed at statutory rate	$(56,287)
Increase in valuation allowance	(56,287)
Tax attributable to NOL benefit	$--

The Company uses the accrual method of accounting for income tax reporting purposes. Significant components of the Company’s deferred tax assets (benefits) and liabilities are summarized below.

Deferred tax assets:
Net operating loss carry forward		$210,974
Allowance for doubtful accounts		5,276
Less valuation allowance		(216,250)
	$
Deferred tax liabilities:
Depreciation differences		-
Net deferred tax assets		$-

8.           SUBSEQUENT EVENT

On March 22, 2007, UFI reached a settlement agreement with Brian Hahn in the contractual violation law suit. The settlement agreement provides that Mr. Hahn receive 1,900,000 restricted shares of UFI’s common shares and be awarded warrants to purchase an additional 2,000,000 restricted common shares at $0.125 per share. The cost of the 1,900,000 shares has been reflected in the Company’s consolidated statement of operations for the year ended December 31, 2006 by an addition to the accrued loss contingency of $82,398. The shares were valued at $95,000 which is the fair value of the shares reflected by the closing bid price on the Over the Counter Bulletin Board on March 22, 2007.